                                         Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

• Form S-3     Nos: 33-63663, 333-12439,333-48474, 333-56088, 333-57364, 333-75554, 333-102206, 333-103940, 333-105316, 333-108047, 333-117615, 333-122925, 333-132177, 333-157386,333-157459, 333-172554, 333-172562, 333-191056, 333-192302, 333-214120, 333-216372, 333-224495, 333-255302, 333-125845-01, 333-106598, and 333-270327.

• Form S-8     Nos: 333-58460, 333-58458, 333-63016, 333-101134, 333-107166, 333-124635, 333-163852, 333-166242, 333-166215, 333-173683, 333-181647, 333-203791, 333-203792, 333-211479, 333-225038, 333-225040, 333-231545, 333-231547, 333-238303, 333-256099, 333-256102, 333-264903, 333-272533, 333-196569, 333-159128, 333-154759, 333-148846, 333-148844, 333-119680, 333-112928, 333-101083, 333-91308, 333-58452, 333-279945, and 333-279946.

of our report dated February 21, 2025, with respect to the consolidated financial statements of Citigroup Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
New York, New York
February 21, 2025